Exhibit 4 - Specimen Stock Certificate

NUMBER                                            SHARES

COMMON STOCK                                           COMMON STOCK

PORTAGE RESOURCES INC.
SHARES AUTHORIZED: 200,000,000
PAR VALUE: $0.001

                CUSIP - 735684 102

INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA

SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT

is the Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK

PORTAGE RESOURCES INC.

transferable on the books of the corporation buy the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witnessed this facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Countersigned and registered Empire Stock Transfer Inc	CORPORATE Nevada	R. JAMES Secretary	M. CARON President
Transfer agent and Registrar	06/25/2007

By: Authorized Signature			SEAL

SPECIMEN